Exhibit 10.8
Form 10-SB
Energytec, Inc.

                           ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS              )
                            ss.     KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF McMULLEN          )

     THAT, for a valuable consideration, the undersigned Jon R. Ray, with address of 9111 Serene Creek, San Antonio, Texas 78230, hereinafter called "Assignor", does hereby TRANSFER and ASSIGN unto Energytec.com,inc., with address of 14785 Preston Road, Suite 550, Dallas, Texas 75254, hereinafter called "Assignee", and to its successors and assigns, all of Assignor's right, title and interest in and to the Victor Houston Well No. 14-A, the wellbore and equipment therein, and the production therefrom after the effective date hereof, said well being situated on the following:

     Oil and Gas Lease dated November 27, 1978, from V. H. Houston and wife, Edith Houston, as Lessor, to Less Hutt, as Lessee, recorded in Volume 161, page 421, Deed Records, McMullen County, Texas, originally covering 1019.69 acres of land, more or less, now limited to rights from the surface to 7100 feet subsurface in 240 acres of land, more or less, being the same lands described by exception in that certain Partial Release of Oil and Gas Lease dated June 20, 1986, executed by Less Hutt et al., recorded in Volume 267, page 141, Deed Records, McMullen County, Texas.

     Assignor acknowledges that his interest in the above described Houston Well No. 14A is his only interest in the above described Oil and Gas Lease and Assignor does hereby QUITCLAIM and DISCLAIM unto Assignee all right, title and interest, if any, in and to said Lease.

     Assignee agrees to assume all obligations and liabilities of Assignor with respect to the hereinabove described well and leasehold as of the effective date hereof and agrees to indemnify and hold harmless Assignor from and against all such liabilities and obligations.

     This Assignment is executed without warranty of title or otherwise, express or implied, and is dated this 14th day of February, 2002, but to be effective as of September 1, 2001, at 7:00 a.m.

                                          ASSIGNOR:

                                          /s/ Jon R. Ray
                                          JON R. RAY

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                                          ASSIGNEE:

                                          Energytec.com.,inc
                                          By:  /s/ Frank W. Cole
                                          Printed Name:  Frank W. Cole
                                          Title:  President
STATE OF TEXAS

COUNTY OF BEXAR

This instrument was acknowledged before me on this 14th day of February, 2002, by JON R. RAY.

[Notary Seal]                             /s/ Ann Gay Walker
                                          Notary Public, State of Texas

STATE OF TEXAS

COUNTY OF BEXAR

This instrument was acknowledged before me on the ____ day of February, 2002, by Frank W. Cole, President of Energytec.com,inc., a Nevada corporation, on behalf of said corporation.

[Notary Seal]                             /s/ Ann Gay Walker
                                          Notary Public, State of Texas

                                      E-68